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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (File No. 333-58135, File No. 333-12257, File No. 333-12255, File No. 333-43047, File No. 333-31569, File No. 333-31571 and File No. 333-26427) of Sinclair Broadcast Group, Inc., of our reports dated February 10, 2003, with respect to the consolidated financial statements and schedules of Sinclair Broadcast Group, Inc. included in the Form 10-K for the year ended December 31, 2002.

                              /s/ ERNST & YOUNG, LLC

Baltimore, Maryland
February 28, 2003

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  Exhibit 23
Consent of Independent Auditors